UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2025

Invesco Mortgage Capital Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34385	26-2749336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1331 Spring Street N.W., Suite 2500
Atlanta,	Georgia	30309
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (404) 892-0896
n/a
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	IVR	New York Stock Exchange
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	IVR PrC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on March 18, 2025, Ms. Beth A. Zayicek, one of Invesco Mortgage Capital Inc.’s (the “Company”) executive directors, notified the Company’s Board of Directors (“Board”) of her resignation from Invesco Ltd. (“Invesco”), effective May 23, 2025. Consistent with her announced departure, Ms. Zayicek did not seek re-election as an executive director at the 2025 Annual Meeting of the Stockholders which was held on May 6, 2025.

On June 24, 2025, the Board appointed Mr. Robert B. Waldner Jr. to serve as a director of the Company, effective as of that date, to fill the vacancy created by Ms. Zayicek’s departure. Mr. Waldner, age 60, is Chief Strategist and Head of Macro Research for Invesco Fixed Income (“IFI”). Mr. Waldner chairs the IFI Investment Strategy team and is responsible for oversight of the overall IFI investment process. He oversees portfolio risk monitoring and review for IFI portfolios. Mr. Waldner also leads overall investment and business strategy for IFI Macro portfolio management teams including Global, Emerging Markets and Macro Alpha teams. Prior to joining Invesco in 2013, Mr. Waldner worked with Franklin Templeton for 17 years. At Franklin Templeton, he was a senior strategist and senior portfolio manager. He was the lead manager for Franklin absolute return strategies and a member of the Fixed Income Policy Committee. Previously, Mr. Waldner was a member of the macro team at Omega Advisors and a portfolio manager with Glaxo (Bermuda) Ltd. He entered the industry in 1986. Mr. Waldner earned a BSE degree in civil engineering from Princeton University, graduating magna cum laude in 1986. He is a Chartered Financial Analyst® (CFA) charterholder.

Mr. Waldner is deemed an executive director since he is also an employee of our manager or one of its affiliates. Executive directors do not receive compensation for serving on the Board and do not serve on any of the standing committees of the Board. There are no related party transactions between the Company and Mr. Waldner reportable under Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On June 24, 2025, the Company issued a press release announcing that its Board declared a cash dividend of $0.34 per share of common stock for the second quarter of 2025. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated June 24, 2025, issued by Invesco Mortgage Capital Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Mortgage Capital Inc.

By: /s/ Tina Carew
Tina Carew
Vice President, General Counsel and Secretary

Date: June 24, 2025